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                                                       EXHIBIT 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated January 18, 1994 included in Valley Bancorporation's Form l0-K for the year ended December 31, 1993 included in this Form 10-Q for the quarter ended March 31, 1994 of Marshall & Ilsley Corporation, and to all references to our firm.

We also consent to the incorporation by reference of such report in the following Registration Statements of Marshall & Ilsley
Corporation: Registration Statement No. 33-3415 (Form S-8) pertaining to the Marshall & Ilsley Corporation Retirement Growth Plan; Registration Statement No. 33-33153 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1989 Executive Stock Option and Restricted Stock Plan; Registration Statement No. 33-33090 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1988 Restricted Stock Plan; Registration Statement No. 33-2642 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1985 Executive Stock Option and Restricted Stock Plan; Registration Statement No. 2-89605 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1983 Executive Stock Option and Restricted Stock Plan; Registration Statement No. 2-80293 (Form S-3) pertaining to shares of Marshall & Ilsley Corporation held by those persons named in such Registration Statement; Registration Statement No. 33-21377 (Form S-3) pertaining to the issuance by Marshall & Ilsley Corporation of Debt Securities; and Registration Statement No. 33-64054 (Form S-3) pertaining to the issuance by Marshall & Ilsley Corporation of Debt Securities; and Registration Statement No. 33-53155 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1993 Executive Stock Option Plan.



                              ARTHUR ANDERSEN & CO.



Milwaukee, Wisconsin,
May 12, 1994.






RJE-Consent of Independent Public(3)
(con-ipa3.rje)